Exhibit 99.3

PART I—FINANCIAL INFORMATION

ITEM 1.	FINANCIAL STATEMENTS.

MEMORIAL RESOURCE DEVELOPMENT CORP.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except outstanding shares)

	March 31,	December 31,
	2015	2014
ASSETS
Current assets:
Cash and cash equivalents	$4,512	$5,958
Accounts receivable:
Oil and natural gas sales	61,649	82,263
Joint interest owners and other	56,750	49,313
Affiliates	1,976	—
Short-term derivative instruments	357,060	340,056
Prepaid expenses and other current assets	32,133	28,027
Total current assets	514,080	505,617
Property and equipment, at cost:
Oil and natural gas properties, successful efforts method	5,014,671	4,844,529
Other	35,882	33,815
Accumulated depreciation, depletion and impairment	(1,683,953)	(1,340,688)
Property and equipment, net	3,366,600	3,537,656
Long-term derivative instruments	578,153	435,369
Restricted investments	78,787	77,361
Other long-term assets	36,602	37,544
Total assets	$4,574,222	$4,593,547

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$42,069	$25,772
Accounts payable - affiliates	—	624
Revenues payable	58,331	57,352
Accrued liabilities	217,669	199,000
Short-term derivative instruments	3,300	3,289
Total current liabilities	321,369	286,037
Long-term debt—MRD Segment	744,000	783,000
Long-term debt—MEMP Segment	1,754,045	1,595,413
Asset retirement obligations	124,476	122,531
Long-term derivative instruments	555	—
Deferred tax liabilities	111,790	95,017
Other long-term liabilities	7,566	8,585
Total liabilities	3,063,801	2,890,583
Commitments and contingencies (Note 15)
Equity:
Stockholders' equity (deficit):
Preferred stock, $.01 par value: 50,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $.01 par value: 600,000,000 shares authorized; 190,776,618 shares issued and outstanding at March 31, 2015; 193,435,414 shares issued and outstanding at December 31, 2014	1,908	1,935
Additional paid-in capital	1,234,194	1,367,346
Accumulated earnings (deficit)	(788,736)	(786,871)
Total stockholders' equity	447,366	582,410
Noncontrolling interests	1,063,055	1,120,554
Total equity	1,510,421	1,702,964
Total liabilities and equity	$4,574,222	$4,593,547

See Accompanying Notes to Unaudited Condensed Consolidated and Combined Financial Statements.

MEMORIAL RESOURCE DEVELOPMENT CORP.

UNAUDITED CONDENSED STATEMENTS OF CONSOLIDATED AND COMBINED OPERATIONS

(In thousands, except per share amounts)

	For the Three Months Ended
	March 31,
	2015	2014
Revenues:
Oil & natural gas sales	$178,972	$203,710
Other revenues	869	911
Total revenues	179,841	204,621

Costs and expenses:
Lease operating	45,700	33,355
Gathering, processing, and transportation	22,983	14,120
Pipeline operating	446	489
Exploration	816	146
Production and ad valorem taxes	9,430	8,584
Depreciation, depletion, and amortization	91,798	57,679
Impairment of proved oil and natural gas properties	251,347	—
Incentive unit compensation expense (Note 12)	10,224	1,023
General and administrative	27,487	17,739
Accretion of asset retirement obligations	1,757	1,521
(Gain) loss on commodity derivative instruments	(253,649)	59,482
(Gain) loss on sale of properties	—	(110)
Other, net	—	(12)
Total costs and expenses	208,339	194,016
Operating income (loss)	(28,498)	10,605
Other income (expense):
Interest expense, net	(38,574)	(34,052)
Other, net	111	31
Total other income (expense)	(38,463)	(34,021)
Income (loss) before income taxes	(66,961)	(23,416)
Income tax benefit (expense)	(45,188)	(100)
Net income (loss)	(112,149)	(23,516)
Net income (loss) attributable to noncontrolling interest	(158,041)	(31,888)
Net income (loss) attributable to Memorial Resource Development Corp.	45,892	8,372
Net (income) loss allocated to members	—	(6,947)
Net (income) loss allocated to previous owners	—	(1,425)
Net (income) allocated to participating restricted stockholders	(277)	—
Net income (loss) available to common stockholders	$45,615	$—

Earnings per common share: (Note 10)
Basic	$0.24	n/a
Diluted	$0.24	n/a
Weighted average common and common equivalent shares outstanding:
Basic	190,705	n/a
Diluted	190,705	n/a

See Accompanying Notes to Unaudited Condensed Consolidated and Combined Financial Statements.

MEMORIAL RESOURCE DEVELOPMENT CORP.

UNAUDITED CONDENSED STATEMENTS OF CONSOLIDATED AND COMBINED CASH FLOWS

 (In thousands)

	For the Three Months Ended
	March 31,
	2015	2014
Cash flows from operating activities:
Net income (loss)	$(112,149)	$(23,516)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation, depletion, and amortization	91,798	57,679
Impairment of proved oil and natural gas properties	251,347	—
(Gain) loss on derivatives	(251,208)	59,993
Cash settlements (paid) received on expired derivative instruments	91,985	(13,309)
Cash settlements on terminated derivatives	27,063	—
Premiums paid for derivatives	(27,063)	—
Amortization of deferred financing costs	2,515	1,899
Accretion of senior notes net discount	599	713
Accretion of asset retirement obligations	1,757	1,521
Amortization of equity awards	3,827	1,295
(Gain) loss on sale of properties	—	(110)
Non-cash compensation expense	10,224	—
Deferred income tax expense (benefit)	43,188	—
Changes in operating assets and liabilities:
Accounts receivable	13,719	(3,951)
Prepaid expenses and other assets	(561)	2,832
Payables and accrued liabilities	25,875	18,895
Other	(1,100)	—
Net cash provided by operating activities	171,816	103,941
Cash flows from investing activities:
Acquisitions of oil and natural gas properties	(3,305)	(173,000)
Additions to oil and gas properties	(160,994)	(134,200)
Additions to other property and equipment	(1,947)	(31)
Additions to restricted investments	(1,426)	(826)
Other	—	(304)
Net cash used in investing activities	(167,672)	(308,361)
Cash flows from financing activities:
Advances on revolving credit facilities	270,000	343,000
Payments on revolving credit facilities	(148,000)	(79,000)
Repurchase of MEMP senior notes	(2,914)	—
Deferred financing costs	(10)	(1,162)
Contributions from NGP affiliates related to sale of assets	—	1,165
Distributions to noncontrolling interests	(46,239)	(31,085)
Distribution to NGP affiliates related to sale of assets	—	(66,693)
MRD Equity repurchases	(50,000)	—
MEMP Equity repurchases	(28,420)	—
Other	(7)	(7)
Net cash provided by financing activities	(5,590)	166,218
Net change in cash and cash equivalents	(1,446)	(38,202)
Cash and cash equivalents, beginning of period	5,958	77,721
Cash and cash equivalents, end of period	$4,512	$39,519

Supplemental cash flows:
Cash paid for interest, net of capitalized interest	$39,203	$8,838
Cash paid for taxes	2,055	—
Noncash investing and financing activities:
Change in capital expenditures in payables and accrued liabilities	4,589	10,668
Assumptions of asset retirement obligations related to properties acquired or drilled	39	433
Accounts receivable related to acquisitions and divestitures	—	3,879

See Accompanying Notes to Unaudited Condensed Consolidated and Combined Financial Statements.

MEMORIAL RESOURCE DEVELOPMENT CORP.

UNAUDITED CONDENSED STATEMENTS OF CONSOLIDATED AND COMBINED EQUITY

(In thousands)

	Stockholders' Equity			Members' Equity
	Common stock	Additional paid in capital	Accumulated earnings (deficit)	Members	Previous Owners	Noncontrolling Interest	Total
Balance, January 1, 2014	$—	$—	$—	$237,186	$40,331	$580,615	$858,132
Net income (loss)	—	—	—	6,947	1,425	(31,888)	(23,516)
Contribution related to sale of assets to NGP affiliate	—	—	—	1,165	—	—	1,165
Net book value of assets sold to NGP affiliate	—	—	—	(621)	—	—	(621)
Distributions	—	—	—	—	—	(31,085)	(31,085)
Net book value of assets acquired from NGP affiliates	—	—	—	45,059	(41,756)	—	3,303
Distribution to NGP affiliates in connection with acquisition of assets	—	—	—	(66,693)	—	—	(66,693)
Amortization of MEMP equity awards	—	—	—	—	—	1,295	1,295
Other	—	—	—	(154)	—	487	333
Balance, March 31, 2014	$—	$—	$—	$222,889	$—	$519,424	$742,313

Balance, January 1, 2015	$1,935	$1,367,346	$(786,871)	$—	$—	$1,120,554	$1,702,964
Net income (loss)	—	—	45,892	—	—	(158,041)	(112,149)
Share repurchase	(28)	—	(47,757)	—	—	—	(47,785)
Restricted stock awards	1	(1)	—	—	—	—	—
Amortization of restricted stock awards	—	1,486	—	—	—	—	1,486
Contribution related to MRD Holdco incentive unit compensation expense (Note 12)	—	10,224	—	—	—	—	10,224
Net equity deemed contribution (distribution) related to MEMP property exchange (Note 1)	—	(172,869)	—	—	—	172,869	—
Deferred tax effect of MEMP property exchange (Note 2)	—	28,020	—	—	—	—	28,020
Distributions	—	—	—	—	—	(46,239)	(46,239)
Amortization of MEMP equity awards	—	—	—	—	—	2,341	2,341
MEMP common units repurchased	—	—	—	—	—	(28,420)	(28,420)
MEMP restricted units repurchased	—	—	—	—	—	(7)	(7)
Other	—	(12)	—	—	—	(2)	(14)
Balance, March 31, 2015	$1,908	$1,234,194	$(788,736)	$—	$—	$1,063,055	$1,510,421

See Accompanying Notes to Unaudited Condensed Consolidated and Combined Financial Statements.

MEMORIAL RESOURCE DEVELOPMENT CORP.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS

Note 1. Background, Organization and Basis of Presentation

Overview

Memorial Resource Development Corp. (the “Company”) is a publicly traded Delaware corporation, the common shares of which are listed on the NASDAQ Global Market (“NASDAQ”) under the symbol “MRD.” Unless the context requires otherwise, references to “we,” “us,” “our,” “MRD,” or “the Company” are intended to mean the business and operations of Memorial Resource Development Corp. and its consolidated subsidiaries.

References to: (i) “Memorial Production Partners,” “MEMP” and “the Partnership” refer to Memorial Production Partners LP individually and collectively with its subsidiaries, as the context requires; (ii) “MEMP GP” refer to Memorial Production Partners GP LLC, the general partner of the Partnership, which we own; (iii) “MRD Holdco” refer to MRD Holdco LLC, a holding company controlled by the Funds (defined below) that, together as part of a group, owns a majority of our common stock; (iv) “MRD LLC” refer to Memorial Resource Development LLC, which historically owned our predecessor’s business and was merged into MRD Operating LLC (“MRD Operating”), our 100% owned subsidiary, subsequent to our initial public offering; (v) “WildHorse Resources” refer to WildHorse Resources, LLC, which owned our interest in the Terryville Complex and merged into MRD Operating in February 2015; (vi) “our predecessor” refer collectively to MRD LLC and its former consolidated subsidiaries, consisting of Classic Hydrocarbons Holdings, L.P., Classic Hydrocarbons GP Co., L.L.C., Black Diamond Minerals, LLC, Beta Operating Company, LLC, MEMP GP, BlueStone Natural Resources Holdings, LLC (“BlueStone”), MRD Operating, WildHorse Resources, Tanos Energy LLC and each of their respective subsidiaries, including MEMP and its subsidiaries; (vii) “the Funds” refer collectively to Natural Gas Partners VIII, L.P., Natural Gas Partners IX, L.P. and NGP IX Offshore Holdings, L.P., which collectively control MRD Holdco; and (viii) “NGP” refer to Natural Gas Partners, a family of private equity investment funds organized to make direct equity investments in the energy industry, including the Funds.

Previous Owners

References to “the previous owners” for accounting and financial reporting purposes refer to the net profits interest that WildHorse Resources purchased from NGP Income Co-Investment Fund II, L.P. (“NGPCIF”) in February 2014 (“NGPCIF NPI”). NGPCIF is controlled by NGP. Upon the completion of certain acquisitions in 2010, WildHorse Resources sold a net profits interest in these properties to NGPCIF. Since WildHorse Resources sold the net profits interest, the historical results are accounted for as a working interest for all periods.

Our unaudited financial statements reported herein include the financial position and results attributable to NGPCIF NPI.

Basis of Presentation

The financial statements reported herein include the financial position and results attributable to both our predecessor and the previous owners on a combined basis for periods prior to our initial public offering. For periods after the completion of our public offering, our consolidated financial statements include our accounts and those of our subsidiaries in which we have a controlling interest. Due to our control of MEMP through our ownership of MEMP GP, we are required to consolidate MEMP for accounting and financial reporting purposes. MEMP is owned 99.9% by its limited partners and 0.1% by MEMP GP.

Certain amounts in the prior year financial statements have been reclassified to conform to current presentation. Gathering, processing, and transportation costs were previously accounted for as revenue deductions and are now being presented as costs and expenses on our statements of operations on a separate line item.

All material intercompany transactions and balances have been eliminated in preparation of our consolidated and combined financial statements. Our results of operations for the three months ended March 31, 2015 are not necessarily indicative of results expected for the full year. In our opinion, the accompanying unaudited condensed consolidated and combined financial statements include all adjustments of a normal recurring nature necessary for fair presentation. Although we believe the disclosures in these financial statements are adequate and make the information presented not misleading, certain information and footnote disclosures normally included in annual financial statements prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) have been condensed or omitted pursuant to the rules and regulations of the United States Securities and Exchange Commission (“SEC”).

We have two reportable business segments, both of which are engaged in the acquisition, exploration and development of oil and natural gas properties (See Note 14). Our reportable business segments are as follows:

●	MRD—reflects the combined operations of the Company and its consolidating subsidiaries except for MEMP and its subsidiaries.
●	MEMP—reflects the combined operations of MEMP and its subsidiaries.

MEMORIAL RESOURCE DEVELOPMENT CORP.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS

Segment financial information has been retrospectively revised for the acquisition by the MEMP Segment of certain assets from the MRD Segment in East Texas in February 2015 in exchange for approximately $78.0 million in cash and certain properties in North Louisiana (the “Property Swap”) for comparability purposes. Our equity statement reflects a $172.9 million equity transfer from stockholders’ equity to noncontrolling interest related to this transaction. This amount represents $250.8 million of net book value related to the assets transferred to MEMP allocated to its limited partners less $77.9 million of cash allocated to its limited partners. Amounts allocated to MEMP GP eliminate in consolidation.

Use of Estimates

The preparation of the accompanying unaudited condensed consolidated and combined financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated and combined financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Significant estimates include, but are not limited to, oil and natural gas reserves; depreciation, depletion, and amortization of proved oil and natural gas properties; future cash flows from oil and natural gas properties; impairment of long-lived assets; fair value of derivatives; fair value of equity compensation; fair values of assets acquired and liabilities assumed in business combinations and asset retirement obligations.

Note 2. Summary of Significant Accounting Policies

A discussion of our critical accounting policies and estimates is included in our 2014 Form 10-K.

Accrued liabilities

Current accrued liabilities consisted of the following at the dates indicated (in thousands):

	March 31,	December 31,
	2015	2014
Accrued capital expenditures	$84,939	$80,350
Accrued lease operating expense	17,996	16,403
Accrued general and administrative expenses	10,098	8,516
Accrued ad valorem and production taxes	10,390	8,870
Accrued interest payable	36,815	24,797
Accrued environmental	1,309	2,092
Accrued current deferred income taxes	51,937	51,929
Other miscellaneous, including operator advances	4,185	6,043
	$217,669	$199,000

Income Tax

Our predecessor was organized as a pass-through entity for federal income tax purposes and was not subject to federal income taxes prior to our initial public offering in June 2014; however, certain of its consolidating subsidiaries were subject to federal and certain state income taxes.  We are organized as a taxable C corporation and subject to federal and certain state income taxes. We are also subject to the Texas margin tax and certain aspects of the tax make it similar to an income tax. The net income (loss) attributable to noncontrolling interest is related to MEMP, which is a pass-through entity for federal income tax purposes.  As discussed in Note 12, the compensation expense associated with the incentive units of MRD Holdco creates a nondeductible permanent difference for income tax purposes. We reported no liability for unrecognized tax benefits as of March 31, 2015 and expect no significant change to the unrecognized tax benefits in the next twelve months.

Our effective tax rate is negative 67.5% for the three months ended March 31, 2015, which differs from the statutory federal income tax rate of 35% primarily due to the following recurring items:

•	84.0% reduction to the effective tax rate related to pass-through entities;
•	10.6% reduction to the effective tax rate related to non-deductible incentive compensation; and
•	8.1% reduction to the effective tax rate related to state income tax provision, net of federal benefit.

We had a net noncurrent deferred income tax liability of $95.0 million at December 31, 2014, of which $29.2 million was attributable to certain oil and gas properties in East Texas that MEMP acquired from us in February 2015 as noted above.  A deferred income tax benefit of $1.2 million associated with these oil and gas properties was recorded during February 2015.  As such, a net deferred income tax liability of $28.0 million has been reduced through additional paid capital in our equity statement.

MEMORIAL RESOURCE DEVELOPMENT CORP.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS

New Accounting Pronouncements

Presentation of Debt Issuance Cost. In April 2015, the Financial Accounting Standards Board ("FASB") issued an accounting standards update that requires debt issuance costs related to a recognized debt liability to be presented in the balance sheet as a direct deduction from the carrying value of that debt liability, consistent with debt discounts. The guidance is effective retrospectively for fiscal years, and interim periods within those years, beginning after December 15, 2015. Early adoption is permitted for financial statements that have not been previously issued. The Company does not expect the impact of adopting this guidance to be material to the Company's financial statements and related disclosures.

Amendments to Consolidation Analysis. In February 2015, the FASB issued an accounting standards update to improve consolidation guidance for certain types of legal entities. The guidance modifies the evaluation of whether limited partnerships and similar legal entities are variable interest entities (“VIEs”) or voting interest entities, eliminates the presumption that a general partner should consolidate a limited partnership, affects the consolidation analysis of reporting entities that are involved with VIEs, particularly those that have fee arrangements and related party relationships, and provides a scope exception from consolidation guidance for certain money market funds. These provisions are effective for annual reporting periods beginning after December 15, 2015, and interim periods within those annual periods, with early adoption permitted. These provisions may also be adopted using either a full retrospective or a modified retrospective approach. Although the Company is currently assessing the impact that adopting this new accounting guidance will have on its consolidated financial statements and footnote disclosures, we expect that MEMP will become a VIE. We will either: (i) continue to consolidate MEMP and become subject to the VIE primary beneficiary disclosure requirements or (ii) no longer consolidate MEMP under the revised VIE consolidation requirements and provide disclosures that apply to variable interest holders that do not consolidate a VIE. The deconsolidation of MEMP would have a material impact on our consolidated financial statements and related disclosures.

Other accounting standards that have been issued by the FASB or other standards-setting bodies are not expected to have a material impact on the Company’s financial position, results of operations and cash flows.

Note 3. Acquisitions and Divestitures

Acquisition-related costs are included in general and administrative expenses in the accompanying statements of operations for the periods indicated below (in thousands):

For the Three Months Ended
March 31,
2015	2014
$2,580	$2,462

2015 Divestitures

Subsequent event. On April 17, 2015, MRD sold certain oil and natural gas properties to a third party in Colorado and Wyoming for approximately $13.5 million (the “Rockies Divestiture”).

2014 Acquisitions

On March 25, 2014, MEMP closed a transaction to acquire certain oil and natural gas producing properties from a third party in the Eagle Ford (the “Eagle Ford Acquisition”). In addition, MEMP acquired a 30% interest in the seller’s Eagle Ford leasehold.

In July 2014, MEMP closed a third-party acquisition that was deemed significant to our consolidated financial statements. The following unaudited pro forma combined results of operations are provided for the three months ended March 31, 2014 as though this third-party acquisition had been completed on January 1, 2013. The unaudited pro forma financial information was derived from the historical combined statements of operations of our predecessor and previous owners and adjusted to include: (i) the revenues and direct operating expenses associated with oil and gas properties acquired, (ii) depletion expense applied to the adjusted basis of the properties acquired and (iii) interest expense on additional borrowings necessary to finance the acquisition. The unaudited pro forma financial information does not purport to be indicative of results of operations that would have occurred had the transaction occurred on the basis assumed above, nor is such information indicative of expected future results of operations.

For the Three Months Ended
March 31,
2014
(In thousands)
Revenues	$252,019
Net income (loss)	(14,817)

MEMORIAL RESOURCE DEVELOPMENT CORP.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS

Note 4. Fair Value Measurements of Financial Instruments

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at a specified measurement date. Fair value estimates are based on either (i) actual market data or (ii) assumptions that other market participants would use in pricing an asset or liability, including estimates of risk. A three-tier hierarchy has been established that classifies fair value amounts recognized or disclosed in the financial statements. The hierarchy considers fair value amounts based on observable inputs (Levels 1 and 2) to be more reliable and predictable than those based primarily on unobservable inputs (Level 3). All of the derivative instruments reflected on the accompanying balance sheets were considered Level 2.

The carrying values of accounts receivables, accounts payables (including accrued liabilities) and amounts outstanding under long-term debt agreements with variable rates included in the accompanying balance sheets approximated fair value at March 31, 2015 and December 31, 2014. The fair value estimates are based upon observable market data and are classified within Level 2 of the fair value hierarchy. These assets and liabilities are not presented in the following tables. See Note 8 for the estimated fair value of our outstanding fixed-rate debt.

Assets and Liabilities Measured at Fair Value on a Recurring Basis

The fair market values of the derivative financial instruments reflected on the balance sheets as of March 31, 2015 and December 31, 2014 were based on estimated forward commodity prices (including nonperformance risk) and forward interest rate yield curves. Nonperformance risk is the risk that the obligation related to the derivative instrument will not be fulfilled. Financial assets and liabilities are classified based on the lowest level of input that is significant to the fair value measurement in its entirety. The significance of a particular input to the fair value measurement requires judgment and may affect the valuation of the fair value of assets and liabilities and their placement within the fair value hierarchy levels.

The following table presents the gross derivative assets and liabilities that are measured at fair value on a recurring basis at March 31, 2015 and December 31, 2014 for each of the fair value hierarchy levels:

	Fair Value Measurements at March 31, 2015 Using
	Quoted Prices in	Significant Other	Significant
	Active	Observable	Unobservable
	Market	Inputs	Inputs
	(Level 1)	(Level 2)	(Level 3)	Fair Value
	(In thousands)
Assets:
Commodity derivatives	$—	$1,022,706	$—	$1,022,706
Interest rate derivatives	—	10	—	10
Total assets	$—	$1,022,716	$—	$1,022,716

Liabilities:
Commodity derivatives	$—	$87,809	$—	$87,809
Interest rate derivatives	—	3,549	—	3,549
Total liabilities	$—	$91,358	$—	$91,358

	Fair Value Measurements at December 31, 2014 Using
	Quoted Prices in	Significant Other	Significant
	Active	Observable	Unobservable
	Market	Inputs	Inputs
	(Level 1)	(Level 2)	(Level 3)	Fair Value
	(In thousands)
Assets:
Commodity derivatives	$—	$845,759	$—	$845,759
Interest rate derivatives	—	1,305	—	1,305
Total assets	$—	$847,064	$—	$847,064

Liabilities:
Commodity derivatives	$—	$71,639	$—	$71,639
Interest rate derivatives	—	3,289	—	3,289
Total liabilities	$—	$74,928	$—	$74,928

See Note 5 for additional information regarding our derivative instruments.

MEMORIAL RESOURCE DEVELOPMENT CORP.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS

Assets and Liabilities Measured at Fair Value on a Nonrecurring Basis

Certain assets and liabilities are reported at fair value on a nonrecurring basis as reflected on the balance sheets. The following methods and assumptions are used to estimate the fair values:

●

The fair value of asset retirement obligations (“AROs”) is based on discounted cash flow projections using numerous estimates, assumptions, and judgments regarding factors such as the existence of a legal obligation for an ARO; amounts and timing of settlements; the credit-adjusted risk-free rate; and inflation rates. See Note 6 for a summary of changes in AROs.

●

 If sufficient market data is not available, the determination of the fair values of proved and unproved properties acquired in transactions accounted for as business combinations are prepared by utilizing estimates of discounted cash flow projections. The factors to determine fair value include, but are not limited to, estimates of: (i) economic reserves; (ii) future operating and development costs; (iii) future commodity prices; and (iv) a market-based weighted average cost of capital.

●

Proved oil and natural gas properties are reviewed for impairment when events and circumstances indicate a possible decline in the recoverability of the carrying value of such properties. The factors used to determine fair value include, but are not limited to, estimates of proved reserves, future commodity prices, the timing of future production and capital expenditures and a discount rate commensurate with the risk reflective of the lives remaining for the respective oil and gas properties.

•

During the period ended March 31, 2015, MEMP recognized $251.3 million of impairments primarily related to certain properties located in East Texas, Wyoming and Colorado. The estimated future cash flows expected from these properties were compared to their carrying values and determined to be unrecoverable due to declining commodity prices. The carrying value of these properties after the $251.3 million impairment was approximately $157.6 million. MEMP did not record any impairments for the three months ended March 31, 2014.

Note 5. Risk Management and Derivative Instruments

Derivative instruments are utilized to manage exposure to commodity price and interest rate fluctuations and achieve a more predictable cash flow in connection with natural gas and oil sales from production and borrowing related activities. These instruments limit exposure to declines in prices or increases in interest rates, but also limit the benefits that would be realized if prices increase or interest rates decrease.

Certain inherent business risks are associated with commodity and interest derivative contracts, including market risk and credit risk. Market risk is the risk that the price of natural gas or oil will change, either favorably or unfavorably, in response to changing market conditions. Credit risk is the risk of loss from nonperformance by the counterparty to a contract. It is our policy to enter into derivative contracts, including interest rate swaps, only with creditworthy counterparties, which generally are financial institutions, deemed by management as competent and competitive market makers. Some of the lenders, or certain of their affiliates, under our credit agreements are counterparties to our derivative contracts. While collateral is generally not required to be posted by counterparties, credit risk associated with derivative instruments is minimized by limiting exposure to any single counterparty and entering into derivative instruments only with counterparties that are large financial institutions, which management believes present minimal credit risk. Additionally, master netting agreements are used to mitigate risk of loss due to default with counterparties on derivative instruments. We have also entered into the International Swaps and Derivatives Association Master Agreements (“ISDA Agreements”) with each of our counterparties. The terms of the ISDA Agreements provide us and each of our counterparties with rights of set-off upon the occurrence of defined acts of default by either us or our counterparty to a derivative, whereby the party not in default may set-off all liabilities owed to the defaulting party against all net derivative asset receivables from the defaulting party.

At March 31, 2015, MEMP had net derivative assets of $601.0 million. After taking into effect netting arrangements, MEMP had counterparty exposure of $328.4 million related to its derivative instruments of which $113.4 million was with a single counterparty. Had all counterparties failed completely to perform according to the terms of their existing contracts, MEMP would have the right to offset $272.6 million against amounts outstanding under its revolving credit facility at March 31, 2015. At March 31, 2015, MRD had net derivative assets of $330.5 million. After taking into effect netting arrangements, MRD had counterparty exposure of $248.7 million related to derivative instruments of which $66.6 million was with a single counterparty. Had all counterparties failed completely to perform according to the terms of their existing contracts, MRD would have the right to offset $81.8 million against amounts outstanding under its revolving credit facility at March 31, 2015. See Note 8 for additional information regarding our revolving credit facilities.

MEMORIAL RESOURCE DEVELOPMENT CORP.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS

Commodity Derivatives

We may use a combination of commodity derivatives (e.g., floating-for-fixed swaps, put options, costless collars and basis swaps) to manage exposure to commodity price volatility. We recognize all derivative instruments at fair value; however, certain of our derivative instruments have a deferred premium. The deferred premium is factored into the fair value measurement and the Company agrees to defer the premium paid or received until the time of settlement. Cash settlements received on settled derivative positions during the three months ended March 31, 2015 is net of deferred premiums of $1.8 million.

In February 2015, MEMP restructured a portion of its commodity derivative portfolio by effectively terminating “in-the-money” crude oil derivatives settling in 2015 through 2017 and entering into NGL derivatives with the same tenor. Cash settlement receipts of approximately $27.1 million from the termination of the crude oil derivatives were applied as premiums for the new NGL derivatives.

We enter into natural gas derivative contracts that are indexed to NYMEX-Henry Hub and regional indices such as NGPL TXOK, TETCO STX, TGT Z1, and Houston Ship Channel in proximity to our areas of production. We also enter into oil derivative contracts indexed to a variety of locations such as NYMEX-WTI, Inter-Continental Exchange (“ICE”) Brent, California Midway-Sunset and other regional locations. Our NGL derivative contracts are primarily indexed to OPIS Mont Belvieu.

MEMORIAL RESOURCE DEVELOPMENT CORP.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS

At March 31, 2015, the MRD Segment had the following open commodity positions:

	Remaining
	2015	2016	2017	2018
Natural Gas Derivative Contracts:
Fixed price swap contracts:
Average Monthly Volume (MMBtu)	3,600,000	2,570,000	1,770,000	4,600,000
Weighted-average fixed price	$4.15	$4.09	$4.24	$4.06

Collar contracts:
Average Monthly Volume (MMBtu)	130,000	1,100,000	1,050,000	—
Weighted-average floor price	$4.00	$4.00	$4.00	$—
Weighted-average ceiling price	$4.64	$4.71	$5.06	$—

Purchased put option contracts:
Average Monthly Volume (MMBtu)	3,366,667	4,100,000	3,450,000	2,850,000
Weighted-average fixed price	$3.75	$3.75	$3.75	$3.75
Weighted-average deferred premium paid	$(0.33)	$(0.36)	$(0.35)	$(0.35)

Written call option contracts (1):
Average Monthly Volume (MMBtu)	2,625,000	—	—	—
Weighted-average sold strike price	$3.75	$—	$—	$—
Weighted-average deferred premium received	$0.08	$—	$—	$—

TGT Z1 basis swaps:
Average Monthly Volume (MMBtu)	3,480,000	1,120,000	200,000	—
Spread - Henry Hub	$(0.10)	$(0.10)	$(0.08)	$—

Crude Oil Derivative Contracts:
Fixed price swap contracts:
Average Monthly Volume (Bbls)	45,000	8,500	28,000	31,625
Weighted-average fixed price	$91.67	$84.80	$84.70	$84.50

Collar contracts:
Average Monthly Volume (Bbls)	2,000	27,000	—	—
Weighted-average floor price	$85.00	$80.00	$—	$—
Weighted-average ceiling price	$101.35	$99.70	$—	$—

Purchased put option contracts:
Average Monthly Volume (Bbls)	30,333	—	—	—
Weighted-average fixed price	$85.00	$—	$—	$—
Weighted-average deferred premium paid	$(3.80)	$—	$—	$—

Written call option contracts (1):
Average Monthly Volume (Bbls)	22,750	—	—	—
Weighted-average sold strike price	$85.00	$—	$—	$—
Weighted-average deferred premium received	$0.48	$—	$—	$—

NGL Derivative Contracts:
Fixed price swap contracts:
Average Monthly Volume (Bbls)	155,000	185,658	—	—
Weighted-average fixed price	$41.58	$34.06	$—	$—

(1)	These transactions were entered into for the purpose of creating a ceiling on our put options, which effectively converted the applicable puts into swaps.

MEMORIAL RESOURCE DEVELOPMENT CORP.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS

At March 31, 2015, the MEMP Segment had the following open commodity positions:

	Remaining
	2015	2016	2017	2018	2019
Natural Gas Derivative Contracts:
Fixed price swap contracts:
Average Monthly Volume (MMBtu)	3,061,181	3,292,442	3,050,067	2,760,000	2,514,583
Weighted-average fixed price	$4.16	$4.22	$4.14	$4.28	$4.43

Collar contracts:
Average Monthly Volume (MMBtu)	350,000	—	—	—	—
Weighted-average floor price	$4.62	$—	$—	$—	$—
Weighted-average ceiling price	$5.80	$—	$—	$—	$—

Call spreads (1):
Average Monthly Volume (MMBtu)	80,000	—	—	—	—
Weighted-average sold strike price	$5.25	$—	$—	$—	$—
Weighted-average bought strike price	$6.75	$—	$—	$—	$—

Basis swaps:
Average Monthly Volume (MMBtu)	3,390,000	3,108,333	415,000	115,000	—
Spread	$(0.12)	$(0.05)	$—	$0.15	$—

Crude Oil Derivative Contracts:
Fixed price swap contracts:
Average Monthly Volume (Bbls)	273,864	279,813	301,600	312,000	160,000
Weighted-average fixed price	$91.34	$86.87	$84.70	$83.74	$85.52

Collar contracts:
Average Monthly Volume (Bbls)	5,000	—	—	—	—
Weighted-average floor price	$80.00	$—	$—	$—	$—
Weighted-average ceiling price	$94.00	$—	$—	$—	$—

Basis swaps:
Average Monthly Volume (Bbls)	97,333	95,000	—	—	—
Spread	$(7.07)	$(9.56)	$—	$—	$—

NGL Derivative Contracts:
Fixed price swap contracts:
Average Monthly Volume (Bbls)	211,867	158,600	43,300	—	—
Weighted-average fixed price	$42.30	$40.36	$37.55	$—	$—

(1)	These transactions were entered into for the purpose of eliminating the ceiling portion of certain collar arrangements, which effectively converted the applicable collars into swaps.

MEMORIAL RESOURCE DEVELOPMENT CORP.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS

The MEMP Segment basis swaps included in the table above is presented on a disaggregated basis below:

	Remaining
	2015	2016	2017	2018
Natural Gas Derivative Contracts:
NGPL TexOk basis swaps:
Average Monthly Volume (MMBtu)	2,730,000	2,703,333	300,000	—
Spread - Henry Hub	$(0.12)	$(0.07)	$(0.05)	$—

HSC basis swaps:
Average Monthly Volume (MMBtu)	150,000	135,000	115,000	115,000
Spread - Henry Hub	$(0.08)	$0.07	$0.14	$0.15

CIG basis swaps:
Average Monthly Volume (MMBtu)	210,000	—	—	—
Spread - Henry Hub	$(0.25)	$—	$—	$—

TETCO STX basis swaps:
Average Monthly Volume (MMBtu)	300,000	270,000	—	—
Spread - Henry Hub	$(0.09)	$0.06	$—	$—

Crude Oil Derivative Contracts:
Midway-Sunset basis swaps:
Average Monthly Volume (Bbls)	57,333	55,000	—	—
Spread - Brent	$(9.73)	$(13.35)	$—	$—

Midland basis swaps:
Average Monthly Volume (Bbls)	40,000	40,000	—	—
Spread - WTI	$(3.25)	$(4.34)	$—	$—

Interest Rate Swaps

Periodically, we enter into interest rate swaps to mitigate exposure to market rate fluctuations by converting variable interest rates such as those in our credit agreements to fixed interest rates. From time to time we enter into offsetting positions to avoid being economically over-hedged. At March 31, 2015, we had the following interest rate swap open positions:

	Remaining
Credit Facility	2015	2016	2017	2018
MEMP:
Average Monthly Notional (in thousands)	$386,111	$400,000	$400,000	$100,000
Weighted-average fixed rate	1.247%	0.943%	1.612%	1.946%
Floating rate	1 Month LIBOR	1 Month LIBOR	1 Month LIBOR	1 Month LIBOR

Balance Sheet Presentation

The following table summarizes both: (i) the gross fair value of derivative instruments by the appropriate balance sheet classification even when the derivative instruments are subject to netting arrangements and qualify for net presentation in the balance sheet and (ii) the net recorded fair value as reflected on the balance sheet at March 31, 2015 and December 31, 2014. There was no cash collateral received or pledged associated with our derivative instruments since most of the counterparties, or certain of their affiliates, to our derivative contracts are lenders under our collective credit agreements.

		Asset Derivatives		Liability Derivatives
		March 31,	December 31,	March 31,	December 31,
Type	Balance Sheet Location	2015	2014	2015	2014
		(In thousands)
Commodity contracts	Short-term derivative instruments	$398,708	$378,908	$41,954	$38,852
Interest rate swaps	Short-term derivative instruments	—	—	2,994	3,289
Gross fair value		398,708	378,908	44,948	42,141
Netting arrangements	Short-term derivative instruments	(41,648)	(38,852)	(41,648)	(38,852)
Net recorded fair value	Short-term derivative instruments	$357,060	$340,056	$3,300	$3,289

Commodity contracts	Long-term derivative instruments	$623,998	$466,851	$45,855	$32,787
Interest rate swaps	Long-term derivative instruments	10	1,305	555	—
Gross fair value		624,008	468,156	46,410	32,787
Netting arrangements	Long-term derivative instruments	(45,855)	(32,787)	(45,855)	(32,787)
Net recorded fair value	Long-term derivative instruments	$578,153	$435,369	$555	$—

MEMORIAL RESOURCE DEVELOPMENT CORP.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS

(Gains) Losses on Derivatives

All gains and losses, including changes in the derivative instruments’ fair values, have been recorded in the accompanying statements of operations since derivative instruments are not designated as hedging instruments for accounting and financial reporting purposes. The following table details the gains and losses related to derivative instruments for the three months ended March 31, 2015 and 2014 (in thousands):

		For the Three Months Ended
	Statements of	March 31,
	Operations Location	2015	2014
Commodity derivative contracts	(Gain) loss on commodity derivatives	$(253,649)	$59,482
Interest rate derivatives	Interest expense, net	2,441	511

Note 6. Asset Retirement Obligations

Asset retirement obligations primarily relate to our portion of future plugging and abandonment costs for wells and related facilities. The following table presents the changes in the asset retirement obligations for the three months ended March 31, 2015 (in thousands):

Asset retirement obligations at beginning of period	$122,531
Liabilities added from acquisitions or drilling	39
Revisions	149
Accretion expense	1,757
Asset retirement obligations at end of period	$124,476

Note 7. Restricted Investments

Various restricted investment accounts fund certain long-term contractual and regulatory asset retirement obligations and collateralize certain regulatory bonds associated with offshore Southern California oil and gas properties owned by MEMP. The components of the restricted investment balance consisted of the following at the dates indicated:

	March 31,	December 31,
	2015	2014
	(In thousands)
BOEM platform abandonment (See Note 15)	$71,263	$69,954
BOEM lease bonds	794	794

SPBPC Collateral:
Contractual pipeline and surface facilities abandonment	2,818	2,701
California State Lands Commission pipeline right-of-way bond	3,005	3,005
City of Long Beach pipeline facility permit	500	500
Federal pipeline right-of-way bond	307	307
Port of Long Beach pipeline license	100	100
Restricted investments	$78,787	$77,361

MEMORIAL RESOURCE DEVELOPMENT CORP.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS

Note 8. Long Term Debt

The following table presents our consolidated debt obligations at the dates indicated:

	March 31,	December 31,
	2015	2014
	(In thousands)
MRD Segment:
MRD $2.0 billion revolving credit facility, variable-rate, due June 2019	$144,000	$183,000
5.875% senior unsecured notes, due July 2022 (1)	600,000	600,000
Subtotal	744,000	783,000

MEMP Segment:
MEMP $2.0 billion revolving credit facility, variable-rate, due March 2018	573,000	412,000
7.625% senior unsecured notes, due May 2021 ("2021 Senior Notes") (2)	700,000	700,000
6.875% senior unsecured notes, due August 2022 ("2022 Senior Notes") (3)	496,990	500,000
Unamortized discounts	(15,945)	(16,587)
Subtotal	1,754,045	1,595,413
Total long-term debt	$2,498,045	$2,378,413

(1)

The estimated fair value of this fixed-rate debt was $564.0 million and $534.0 million at March 31, 2015 and December 31, 2014, respectively. The estimated fair value is based on quoted market prices and is classified as Level 2 within the fair value hierarchy.

(2)

The estimated fair value of this fixed-rate debt was $640.5 million and $563.5 million at March 31, 2015 and December 31, 2014, respectively. The estimated fair value is based on quoted market prices and is classified as Level 2 within the fair value hierarchy.

(3)

The estimated fair value of this fixed-rate debt was $437.4 million and $380.0 million at March 31, 2015 and December 31, 2014, respectively. The estimated fair value is based on quoted market prices and is classified as Level 2 within the fair value hierarchy.

Borrowing Base

Credit facilities tied to borrowing bases are common throughout the oil and gas industry. Each of the revolving credit facilities’ borrowing base is subject to redetermination, on at least a semi-annual basis, primarily based on estimated proved reserves. The borrowing base for each credit facility was the following at the date indicated (in thousands):

March 31,
2015
MRD Segment:
MRD $2.0 billion revolving credit facility, variable-rate, due June 2019	$725,000
MEMP Segment:
MEMP $2.0 billion revolving credit facility, variable-rate, due March 2018	1,300,000

Subsequent event. On April 13, 2015, MRD’s revolving credit facility borrowing base was re-affirmed at $725.0 million.

Weighted-Average Interest Rates

The following table presents the weighted-average interest rates paid on our consolidated variable-rate debt obligations for the periods presented:

	For the Three Months Ended
Credit Facility	March 31,
	2015	2014
MRD Segment:
MRD revolving credit facility	1.87%	n/a
WildHorse Resources revolver terminated June 2014	n/a	3.97%
WildHorse Resources second lien terminated June 2014	n/a	6.44%
MEMP Segment:
MEMP revolving credit facility	1.90%	1.66%

MEMORIAL RESOURCE DEVELOPMENT CORP.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS

Unamortized Deferred Financing Costs

Unamortized deferred financing costs associated with our consolidated debt obligations were as follows at the dates indicated:

	March 31,	December 31,
	2015	2014
	(In thousands)
MRD Segment:
MRD revolving credit facility	$4,060	$4,285
MRD senior notes	12,041	12,455
MEMP Segment:
MEMP revolving credit facility	5,395	6,468
2021 Senior Notes	12,779	13,308
2022 Senior Notes	7,656	7,958
	$41,931	$44,474

Note 9. Stockholders’ Equity and Noncontrolling Interests

Common Stock

The Company's authorized capital stock includes 600,000,000 shares of common stock, $0.01 par value per share. The following is a summary of the changes in our common shares issued for the three months ended March 31, 2015:

Balance December 31, 2014	193,435,414
Shares of common stock repurchased	(2,764,887)
Restricted common shares issued (Note 11)	115,302
Restricted common shares forfeited	(9,211)
Balance March 31, 2015	190,776,618

See Note 11 for additional information regarding restricted common shares. Restricted shares of common stock are considered issued and outstanding on the grant date of the restricted stock award.

Share Repurchase Program

MRD repurchased 2,764,887 shares of common stock under the December 2014 repurchase program for an aggregate price of $47.8 million through March 16, 2015, which exhausted the December 2014 repurchase program. MRD has retired all of the shares of common stock repurchased and the shares of common stock are no longer issued or outstanding.

Subsequent event. In April 2015, the board of directors (“Board”) of the Company authorized the repurchase of up to $50.0 million of the Company’s outstanding common stock from time to time on the open market, through block trades or otherwise. The Company is not obligated to repurchase any dollar amount or specific number of shares of its common stock under the program, which may be suspended or discontinued at any time. The amount, timing and price of purchases will depend on market conditions and other factors.

Noncontrolling Interests

Noncontrolling interests is the portion of equity ownership in the Company’s consolidated subsidiaries not attributable to the Company and primarily consists of the equity interests held by: (i) the limited partners of MEMP and (ii) a third party investor in the San Pedro Bay Pipeline Company. Prior to our initial public offering, certain current or former key employees of certain of MRD LLC’s subsidiaries also held equity interests in those subsidiaries.

Distributions paid to the limited partners of MEMP primarily represent the quarterly cash distributions paid to MEMP’s unitholders, excluding those paid to MRD LLC prior to our initial public offering. Contributions received from limited partners of MEMP primarily represent net cash proceeds received from common unit offerings.

During the three months ended March 31, 2015, MEMP repurchased 1,909,583 common units under its repurchase program for an aggregate price of $28.4 million. MEMP has retired all common units repurchased and those common units are no longer issued or outstanding.

MEMORIAL RESOURCE DEVELOPMENT CORP.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS

Note 10. Earnings per Share

The following sets forth the calculation of earnings (loss) per share, or EPS, for the periods indicated (in thousands, except per share amounts):

For the Three
Months Ended
March 31,
2015
Numerator:
Net income (loss) available to common stockholders	$45,615

Denominator:
Weighted average common shares outstanding	190,705

Basic EPS	$0.24
Diluted EPS (1)	$0.24

(1)

The Company determines the more dilutive of either the two-class method or the treasury stock method for diluted EPS. The two-class method was more dilutive for the period presented. Under the treasury stock method, 151,123 incremental shares were included in the diluted EPS computation.

Note 11. Long-Term Incentive Plans

MRD

The following table summarizes information regarding restricted common share awards granted under the Memorial Resource Development Corp. 2014 Long-Term Incentive Plan for the periods presented:

	Number of Shares	Weighted-Average Grant Date Fair Value per Share (1)
Restricted common shares outstanding at December 31, 2014	1,059,211	$19.00
Granted (2)	115,302	$18.05
Forfeited	(9,211)	$19.00
Restricted common shares outstanding at March 31, 2015	1,165,302	$18.91

(1)Determined by dividing the aggregate grant date fair value of awards issued.

(2)	The aggregate grant date fair value of restricted common share awards issued in 2015 was $2.1 million based on a grant date market price of $18.05 per share.

The following table summarizes the amount of recognized compensation expense associated with these awards that are reflected in the accompanying statements of operations for the periods presented (in thousands):

For the Three Months Ended
March 31,
2015	2014
$1,486	n/a

The unrecognized compensation cost associated with restricted common share awards was $17.7 million at March 31, 2015. We expect to recognize the unrecognized compensation cost for these awards over a weighted-average period of 3.13 years.

MEMORIAL RESOURCE DEVELOPMENT CORP.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS

MEMP

The following table summarizes information regarding restricted common unit awards granted under the Memorial Production Partners GP LLC Long-Term Incentive Plan for the periods presented:

	Number of Units	Weighted-Average Grant Date Fair Value per Unit (1)
Restricted common units outstanding at December 31, 2014	1,093,520	$20.93
Granted (2)	157,360	$15.45
Forfeited	(12,467)	$20.73
Vested	(78,307)	$19.16
Restricted common units outstanding at March 31, 2015	1,160,106	$20.31

(1)	Determined by dividing the aggregate grant date fair value of awards issued.
(2)	The aggregate grant date fair value of restricted common unit awards issued in 2015 was $2.4 million based on a grant date market price of $15.45 per unit.

The following table summarizes the amount of recognized compensation expense associated with these awards that are reflected in the accompanying statements of operations for the periods presented (in thousands):

For the Three Months Ended
March 31,
2015	2014
$2,341	$1,295

The unrecognized compensation cost associated with restricted common unit awards was $16.3 million at March 31, 2015. We expect to recognize the unrecognized compensation cost for these awards over a weighted-average period of 1.99 years. Since the restricted common units are participating securities, distributions received by the restricted common unitholders are generally included in distributions to noncontrolling interests as presented on our unaudited condensed statements of consolidated and combined cash flows.

Note 12. Incentive Units

MRD Holdco

MRD LLC incentive units were originally granted in June 2012 and February 2013. In connection with our initial public offering and the related restructuring transactions, these incentive units were exchanged for substantially identical units in MRD Holdco, and such incentive units entitle holders thereof to portions of future distributions by MRD Holdco. MRD Holdco’s governing documents authorize the issuance of 1,000 incentive units, of which 930 incentive units were granted in an exchange for the cancelled MRD LLC awards (the “Exchanged Incentive Units”). Subsequent to our initial public offering, MRD Holdco granted the remaining 70 incentive units to certain key employees (the “Subsequent Incentive Units”).

We recognized $10.2 million of compensation expense during the three months ended March 31, 2015, offset by a deemed capital contribution from MRD Holdco and the unrecognized compensation expense of approximately $95.5 million as of March 31, 2015 will be recognized over the remaining expected service period of 2.17 years.

The fair value of the Exchanged and Subsequent Incentive Units will be remeasured on a quarterly basis until all payments have been made. The settlement obligation rests with MRD Holdco. Accordingly, no payments will ever be made by us related to these incentive units; however, non-cash compensation expense will be allocated to us in future periods offset by deemed capital contributions. As such, these awards are not dilutive to our stockholders.

The fair value of the incentive units was estimated using a Monte Carlo simulation valuation model with the following assumptions:

	Exchanged Incentive Units	Subsequent Incentive Units
Valuation date	3/31/2015	3/31/2015
Dividend yield	0%	0%
Expected volatility	27.90%	27.90%
Risk-free rate	0.61%	0.61%
Expected life (years)	2.17	2.17

MEMORIAL RESOURCE DEVELOPMENT CORP.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS

Note 13. Related Party Transactions

Amounts due to (due from) MRD Holdco and certain affiliates of NGP at March 31, 2015 and December 31, 2014 are presented as “Accounts receivable – affiliates” and “Accounts payable – affiliates” in the accompanying balance sheets.

NGP Affiliated Companies

During the three months ended March 31, 2015, MRD paid approximately $0.6 million to Cretic Energy Services, LLC, a NGP affiliated company, for services related to our drilling and completion activities.

NGPCIF NPI Acquisition

WildHorse Resources purchased a net profits interest from NGPCIF on February 28, 2014 for a purchase price of $63.4 million (see Note 1). This acquisition was accounted for as a combination of entities under common control at historical cost in a manner similar to the pooling of interest method. WildHorse Resources recorded the following net assets (in thousands):

Accounts receivable	$2,274
Oil and natural gas properties, net	40,056
Accrued liabilities	(297)
Asset retirement obligations	(277)
Net assets	$41,756

Due to common control considerations, the difference between the purchase price and the net assets acquired are reflected within equity as a deemed distribution to NGP affiliates.

Other Acquisitions or Dispositions

On March 10, 2014, BlueStone sold certain interests in oil and gas properties in McMullen, Webb, Zapata, and Hidalgo Counties located in South Texas to BlueStone Natural Resources II, LLC, an NGP controlled entity. Total cash consideration received by BlueStone was approximately $1.2 million, which exceeded the net book value of the properties sold by $0.5 million. Due to common control considerations, the $0.5 million was recognized in the equity statement as a contribution.

On March 28, 2014, our predecessor acquired certain interests in oil and gas properties in Gonzales and Karnes Counties located in South Texas from a NGP affiliated company for $3.3 million. Due to common control considerations, this transaction was recognized in the equity statement.

Related Party Agreements

We and certain of our affiliates have entered into various documents and agreements. These agreements have been negotiated among affiliated parties and, consequently, are not the result of arm’s-length negotiations.

Registration Rights Agreement

In connection with the closing of our initial public offering, we entered into a registration rights agreement with MRD Holdco and former management members of WildHorse Resources, Jay Graham (“Graham”) and Anthony Bahr (“Bahr”). Pursuant to the registration rights agreement, we have agreed to register the sale of shares of our common stock under certain circumstances.

Voting Agreement

In connection with the closing of our initial public offering, we entered into a voting agreement with MRD Holdco, WHR Incentive LLC, a limited liability company beneficially owned by Messrs. Bahr and Graham, and certain former management members of WildHorse Resources, who contributed their ownership of WildHorse Resources to us in the restructuring transactions. Among other things, the voting agreement provides that those former management members of WildHorse Resources will vote all of their shares of our common stock as directed by MRD Holdco.

Services Agreement

In connection with the closing of our initial public offering, we entered into a services agreement with WildHorse Resources and WildHorse Resource Management Company, LLC (“WHR Management Company”), pursuant to which WHR Management Company agreed to provide operating and administrative services to us for twelve months relating to the Terryville Complex. In exchange for such services, we paid a monthly management fee to WHR Management Company of approximately $1.0 million excluding third party COPAS income credits.

Upon the closing of our initial public offering, WHR Management Company became a subsidiary of WildHorse Resources II, LLC, an affiliate of the Company (“WHR II”). NGP and certain former management members of WildHorse Resources own WHR II.

The services agreement was terminated effective March 1, 2015.

MEMORIAL RESOURCE DEVELOPMENT CORP.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS

WildHorse Management Services Agreement

A discussion of the WildHorse and WHR II management services and related agreements is included in our 2014 Form 10-K. These agreements were terminated in connection with our initial public offering.

Gas Processing Agreement

Subsequent event. On April 14, 2015, we, through our wholly-owned subsidiary, MRD Operating, entered into an amended and restated gas processing agreement (“GPA”) with PennTex North Louisiana Operating, LLC (“PennTex Operating”), a wholly-owned subsidiary of PennTex North Louisiana, LLC (“PennTex”). WildHorse Resources, which owned our interest in the Terryville Complex and merged into MRD Operating in February 2015, initially entered into a gas processing agreement with PennTex in March 2014, prior to our initial public offering. PennTex is a joint venture among certain affiliates of NGP in which MRD Midstream LLC, a wholly-owned subsidiary of MRD Holdco, owns a minority interest. Once PennTex Operating’s first processing plant becomes operational, it will process natural gas produced from wells located on certain leases owned by us in the state of Louisiana. The GPA has a 15-year primary term, subject to one-year extensions at either party’s election. We will pay PennTex Operating a monthly volume processing fee, subject to annual inflation escalators, based on volumes of natural gas processed by PennTex Operating. Once the first plant is declared operational, we will be obligated to pay a minimum processing fee equal to approximately $18.3 million on an annual basis, subject to certain adjustments and conditions until the second processing plant is declared operational. Once the second plant is declared operational, we will be obligated to pay a minimum volume processing fee equal to approximately $55.0 million on an annual basis, subject to certain adjustments and conditions.

In addition, on April 14, 2015, we entered into (i) an amended and restated area of mutual interest and midstream exclusivity agreement (“AMI”) with PennTex NLA Holdings, LLC, which owns a majority interest in PennTex, MRD WHR LA Midstream LLC, an affiliate of MRD Holdco, and PennTex, (ii) a gas transportation agreement (“GTA”) with PennTex Operating, (iii) a gas gathering agreement (“GGA”) with PennTex Operating, and (iv) a transportation services agreement (“TSA” and, together with the GPA, AMI, GTA, and GGA, the “Midstream Agreements”) with PennTex Operating to provide gathering, residue gas and natural gas liquids transportation services to us in the state of Louisiana. The Midstream Agreements have a 15-year primary term, subject to one-year extensions at either party’s elections.

Under the GGA, once the first processing plant is declared operational, we will pay PennTex Operating a commodity usage charge equal to at least the minimum volume commitment (115,000 MMBtu per day) times $0.02 per MMBtu until PennTex Operating’s second processing plant is declared operational. Once the second processing plant is declared operational, we will pay PennTex Operating a commodity usage charge equal to at least an increased minimum volume commitment (345,000 MMBtu per day) times $0.02 MMBtu through November 30, 2019. The minimum volume commitment will increase to 460,000 MMBtu on July 1, 2016 and may further increase subject to the terms of the GGA. Prior to December 1, 2019, PennTex Operating is also entitled to a payback demand fee from us equal to the monthly demand quantity (460,000 MMBtu per day) times a $0.03 MMBtu through November 30, 2019. Beginning on December 1, 2019, PennTex Operating is not entitled to a monthly demand charge, the commodity usage charge escalates to $0.05 per MMBtu, and PennTex Operating is entitled to receive a commodity usage charge from us equal to the minimum volume commitment (460,000 MMBtu per day through June 30, 2026, and 345,000 MMBtu per day thereafter) times $0.05 MMBtu.

Similarly, under each of the GTA and TSA, which commence concurrently with the operational dates of the two processing plants, PennTex Operating will be entitled to a commodity usage charge of $0.04 per MMBtu for all volumes of residue gas and natural gas liquids produced on our behalf.

Under the AMI, we granted PennTex Operating the exclusive right to build all of our midstream infrastructure in northern Louisiana and to provide midstream services to support our current and future production on our operated acreage within such area (other than production subject to existing third-party commitments).

Classic Pipeline Gas Gathering Agreement & Water Disposal Agreement

In November 2011, Classic Hydrocarbons Operating, LLC (“Classic Operating”), which became our wholly-owned subsidiary in connection with the restructuring transactions, and Classic Pipeline entered into a gas gathering agreement. Pursuant to the gas gathering agreement, Classic Operating dedicated to Classic Pipeline all of the natural gas produced (up to 50,000 MMBtus per day) on the properties operated by Classic Operating within certain counties in Texas through 2020, subject to one-year extensions at either party’s election. In May 2014, Classic Operating and Classic Pipeline amended the gas gathering agreement with respect to Classic Operating’s remaining assets located in Panola and Shelby Counties, Texas. Under the amended gas gathering agreement, Classic Operating agreed to pay a fee of (i) $0.30 per MMBtu, subject to an annual 3.5% inflationary escalation, based on volumes of natural gas delivered and processed, and (ii) $0.07 per MMBtu per stage of compression plus its allocated share of compressor fuel. The amended gas gathering agreement has a term until December 31, 2023, subject to one-year extensions at either party’s election.

MEMORIAL RESOURCE DEVELOPMENT CORP.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS

In May 2014, Classic Operating and Classic Pipeline entered into a water disposal agreement. The water disposal agreement has a three-year term, subject to one-year extensions at either party’s election. Under the water disposal agreement, Classic Operating agreed to pay a fee of $1.10 per barrel for each barrel of water delivered to Classic Pipeline.

In February 2015, in connection with and as part of the Property Swap, Classic sold all of the equity interests owned by it in Classic Operating to Memorial Production Operating LLC, a wholly-owned subsidiary of MEMP, and Classic and Classic GP were merged into MRD Operating in March 2015.

Note 14. Business Segment Data

Our reportable business segments are organized in a manner that reflects how management manages those business activities.

We have two reportable business segments, both of which are engaged in the acquisition, exploration and development of oil and natural gas properties. Our reportable business segments are as follows:

●	MRD—reflects the combined operations of the Company and its consolidating subsidiaries except for MEMP and its subsidiaries.
●	MEMP—reflects the combined operations of MEMP and its subsidiaries.

We evaluate segment performance based on Adjusted EBITDA. Adjusted EBITDA is defined as net income (loss), plus interest expense; loss on extinguishment of debt; income tax expense; depreciation, depletion and amortization (“DD&A”); impairment of goodwill and long-lived properties; accretion of asset retirement obligations (“AROs”); losses on commodity derivative contracts and cash settlements received; losses on sale of properties; incentive-based compensation expenses; exploration costs; provision for environmental remediation; equity loss from MEMP (MRD Segment only); cash distributions from MEMP (MRD Segment only); transaction related costs; amortization of investment premium; and other non-routine items, less interest income; income tax benefit; gains on commodity derivative contracts and cash settlements paid on expired positions; equity income from MEMP (MRD Segment only); gains on sale of assets and other non-routine items.

Financial information presented for the MEMP business segment is derived from the underlying consolidated and combined financial statements of MEMP that are publicly available.

Segment revenues and expenses include intersegment transactions. Our combined totals reflect the elimination of intersegment transactions.

In the MRD Segment’s individual financial statements, investments in the MEMP Segment that are included in the consolidated and combined financial statements are accounted for by the equity method.

The following table presents selected business segment information for the periods indicated (in thousands):

			Other,	Consolidated
			Adjustments &	& Combined
	MRD	MEMP	Eliminations	Totals
Total revenues:
For the Three Months Ended March 31, 2015	$87,023	$92,818	$—	$179,841
For the Three Months Ended March 31, 2014	87,736	116,885	—	204,621
Adjusted EBITDA: (1)
For the Three Months Ended March 31, 2015	86,830	86,432	(76)	173,186
For the Three Months Ended March 31, 2014	64,752	62,046	(3,002)	123,796
Segment assets: (2)
As of March 31, 2015	1,535,233	3,051,190	(12,201)	4,574,222
As of December 31, 2014	1,413,768	3,189,760	(9,981)	4,593,547
Total cash expenditures for additions to long-lived assets:
For the Three Months Ended March 31, 2015	88,566	77,680	—	166,246
For the Three Months Ended March 31, 2014	75,258	231,973	—	307,231

(1)

Adjustments and eliminations for the three months ended March 31, 2015 and 2014 include less than $0.1 million and $3.0 million of cash distributions that MEMP paid MRD for the three months ended March 31, 2015 and 2014, respectively, related to MRD’s partnership interests in MEMP. In 2014, MRD LLC owned MEMP subordinated units, which were distributed to MRD Holdco in connection with the Company’s initial public offering in June 2014.

(2)	As of March 31, 2015, adjustments and eliminations primarily represent the elimination of accounts receivable and accounts payable balances between the MRD Segment and the MEMP Segment.

MEMORIAL RESOURCE DEVELOPMENT CORP.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS

Calculation of Reportable Segments’ Adjusted EBITDA

	For the Three Months Ended
	March 31, 2015
			Combined
	MRD	MEMP	Totals
	(In thousands)
Net income (loss)	$50,371	$(162,658)	$(112,287)
Interest expense, net	9,756	28,818	38,574
Income tax expense (benefit)	47,558	(2,370)	45,188
DD&A	40,532	51,266	91,798
Impairment of proved oil and natural gas properties	—	251,347	251,347
Accretion of AROs	123	1,634	1,757
(Gain) loss on commodity derivative instruments	(108,190)	(145,459)	(253,649)
Cash settlements received (paid) on expired commodity derivative instruments	32,749	60,124	92,873
Transaction related costs	1,281	1,299	2,580
Incentive-based compensation expense	11,710	2,341	14,051
Exploration costs	726	90	816
Non-cash equity (income) loss from MEMP	138	—	138
Cash distributions from MEMP	76	—	76
Adjusted EBITDA	$86,830	$86,432	$173,262

	For the Three Months Ended
	March 31, 2014
			Combined
	MRD	MEMP	Totals
		(In thousands)
Net income (loss)	$6,390	$(32,892)	$(26,502)
Interest expense, net	17,974	16,078	34,052
Income tax expense (benefit)	25	75	100
DD&A	25,129	32,550	57,679
Accretion of AROs	130	1,391	1,521
(Gain) loss on commodity derivative instruments	12,716	46,766	59,482
Cash settlements received (paid) on expired commodity derivative instruments	(5,221)	(7,969)	(13,190)
(Gain) loss on sale of properties	(110)	—	(110)
Transaction related costs	568	1,894	2,462
Incentive-based compensation expense	1,023	1,295	2,318
Exploration costs	140	6	146
Provision for environmental remediation	—	2,852	2,852
Non-cash equity (income) loss from MEMP	2,986	—	2,986
Cash distributions from MEMP	3,002	—	3,002
Adjusted EBITDA	$64,752	$62,046	$126,798

The following table presents a reconciliation of total reportable segments’ Adjusted EBITDA to net income (loss) for each of the periods indicated (in thousands).

	For the Three Months Ended
	March 31,
	2015	2014
Total Reportable Segments' Adjusted EBITDA	$173,262	$126,798
Adjustments to reconcile Adjusted EBITDA to net income (loss):
Interest expense, net	(38,574)	(34,052)
Income tax benefit (expense)	(45,188)	(100)
DD&A	(91,798)	(57,679)
Impairment of proved oil and natural gas properties	(251,347)	—
Accretion of AROs	(1,757)	(1,521)
Gains (losses) on commodity derivative instruments	253,649	(59,482)
Cash settlements paid (received) on expired commodity derivative instruments	(92,873)	13,190
Gain (loss) on sale of properties	—	110
Transaction related costs	(2,580)	(2,462)
Incentive-based compensation expense	(14,051)	(2,318)
Exploration costs	(816)	(146)
Provision for environmental remediation	—	(2,852)
Cash distributions from MEMP	(76)	(3,002)
Net income (loss)	$(112,149)	$(23,516)

MEMORIAL RESOURCE DEVELOPMENT CORP.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS

Included below is our consolidated and combined statement of operations disaggregated by reportable segment for the period indicated (in thousands):

	For the Three Months Ended March 31, 2015
	MRD	MEMP	Other, Adjustments & Eliminations	Consolidated & Combined Totals
Revenues:
Oil & natural gas sales	$87,023	$91,949	$—	$178,972
Other revenues	—	869	—	869
Total revenues	87,023	92,818	—	179,841

Costs and expenses:
Lease operating	5,222	40,478	—	45,700
Gathering, processing, and transportation	14,763	8,220	—	22,983
Pipeline operating	—	446	—	446
Exploration	726	90	—	816
Production and ad valorem taxes	2,775	6,655	—	9,430
Depreciation, depletion, and amortization	40,532	51,266	—	91,798
Impairment of proved oil and natural gas properties	—	251,347	—	251,347
Incentive unit compensation expense	10,224	—	—	10,224
General and administrative	12,976	14,511	—	27,487
Accretion of asset retirement obligations	123	1,634	—	1,757
(Gain) loss on commodity derivative instruments	(108,190)	(145,459)	—	(253,649)
Total costs and expenses	(20,849)	229,188	—	208,339
Operating income (loss)	107,872	(136,370)	—	(28,498)
Other income (expense):
Interest expense, net	(9,756)	(28,818)	—	(38,574)
Earnings from equity investments	(138)	—	138	—
Other, net	(49)	160	—	111
Total other income (expense)	(9,943)	(28,658)	138	(38,463)
Income (loss) before income taxes	97,929	(165,028)	138	(66,961)
Income tax benefit (expense)	(47,558)	2,370	—	(45,188)
Net income (loss)	$50,371	$(162,658)	$138	$(112,149)

MEMORIAL RESOURCE DEVELOPMENT CORP.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS

	For the Three Months Ended March 31, 2014
	MRD	MEMP	Other, Adjustments & Eliminations	Consolidated & Combined Totals
Revenues:
Oil & natural gas sales	$87,733	$115,977	$—	$203,710
Other revenues	3	908	—	911
Total revenues	87,736	116,885	—	204,621

Costs and expenses:
Lease operating	3,235	30,120	—	33,355
Gathering, processing, and transportation	8,557	5,563		14,120
Pipeline operating	—	489	—	489
Exploration	140	6	—	146
Production and ad valorem taxes	2,573	6,011	—	8,584
Depreciation, depletion, and amortization	25,129	32,550	—	57,679
Incentive unit compensation expense	1,023	—	—	1,023
General and administrative	6,999	10,740	—	17,739
Accretion of asset retirement obligations	130	1,391	—	1,521
(Gain) loss on commodity derivative instruments	12,716	46,766	—	59,482
(Gain) loss on sale of properties	(110)	—	—	(110)
Other, net	—	(12)	—	(12)
Total costs and expenses	60,392	133,624	—	194,016
Operating income (loss)	27,344	(16,739)	—	10,605
Other income (expense):
Interest expense, net	(17,974)	(16,078)	—	(34,052)
Earnings from equity investments	(2,986)	—	2,986	—
Other, net	31	—	—	31
Total other income (expense)	(20,929)	(16,078)	2,986	(34,021)
Income (loss) before income taxes	6,415	(32,817)	2,986	(23,416)
Income tax benefit (expense)	(25)	(75)	—	(100)
Net income (loss)	$6,390	$(32,892)	$2,986	$(23,516)

Note 15. Commitments and Contingencies

Litigation & Environmental

As part of our normal business activities, we may be named as defendants in litigation and legal proceedings, including those arising from regulatory and environmental matters. Although we are insured against various risks to the extent we believe it is prudent, there is no assurance that the nature and amount of such insurance will be adequate, in every case, to indemnify us against liabilities arising from future legal proceedings. We are not aware of any litigation, pending or threatened, that we believe is reasonably likely to have a significant adverse effect on our financial position, results of operations or cash flows.

At March 31, 2015 and December 31, 2014, we had $1.3 million and $2.1 million of environmental reserves recorded on our balance sheets, respectively.

Gas Processing Agreement

See Note 13 for additional information.

MEMORIAL RESOURCE DEVELOPMENT CORP.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS

Supplemental Bond for Decommissioning Liabilities Trust Agreement

In connection with its 2009 acquisition of the Beta properties, Rise Energy Operating, LLC (“REO”), a wholly-owned subsidiary of MEMP, assumed an obligation with the BOEM for the decommissioning of the offshore production facilities. The trust account is held by REO for the benefit of all working interest owners. The following is a summary of the gross held-to-maturity investments held in the trust account less the outside working interest owners share as of March 31, 2015 (in thousands):

Amortized
Investment	Cost
U.S. Bank Money Market Cash Equivalent	$137,705
Less: Outside working interest owners share	(66,442)
$71,263

The trust account must maintain minimum balances attributable to REO’s net working interest as follows (in thousands):

June 30, 2015	$72,450
June 30, 2016	$76,590
December 31, 2016	$78,660

As of March 31, 2015, the maximum remaining obligation net to REO’s interest was approximately $7.4 million.

Processing Plant Expansions by Third Party Gatherer

A discussion of processing plant expansions by a third party gatherer is included in our 2014 Form 10-K.

Related Party Agreements

See Note 13 for additional information.

Note 16. Condensed Consolidating Financial Information

The Company owns no operating assets and has no significant operations independent of its subsidiaries. Our obligations under the MRD Senior Notes outstanding are fully and unconditionally guaranteed, jointly and severally, by certain of our 100% owned subsidiaries on a senior unsecured basis. Subsidiaries with noncontrolling interests and certain de minimis subsidiaries are non-guarantors.

The following condensed consolidating financial information presents the financial information of the Company on a unconsolidated stand-alone basis and its combined guarantor and combined non-guarantor subsidiaries as of and for the period indicated. Such financial information may not necessarily be indicative of our results of operations, cash flows or financial position had these subsidiaries operated as independent entities.

MEMORIAL RESOURCE DEVELOPMENT CORP.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS

	March 31, 2015
	Parent	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
	(In thousands)
ASSETS
Current assets:
Cash and cash equivalents	$454	$2,985	$1,073	$—	$4,512
Accounts receivable - trade	5,259	43,307	73,503	(3,670)	118,399
Accounts receivable - affiliates	13,303	—	28	(11,355)	1,976
Short-term derivative instruments	142,074	—	214,986	—	357,060
Prepaid expenses and other current assets	5,036	7,410	19,687	—	32,133
Total current assets	166,126	53,702	309,277	(15,025)	514,080
Property and equipment, net	17,320	1,098,997	2,250,283	—	3,366,600
Long-term derivative instruments	188,405	—	389,748	—	578,153
Investments in subsidiaries	928,289	—	—	(928,289)	—
Other long-term assets	13,481	—	101,908	—	115,389
Total assets	$1,313,621	$1,152,699	$3,051,216	$(943,314)	$4,574,222

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$11,711	$127,921	$122,152	$(2,046)	$259,738
Accounts payable - affiliates	—	4,185	9,145	(13,330)	—
Revenues payable	—	31,136	27,195	—	58,331
Short-term derivative instruments	—	—	3,300	—	3,300
Total current liabilities	11,711	163,242	161,792	(15,376)	321,369
Long-term debt	744,000	—	1,754,045	—	2,498,045
Asset retirement obligations	—	7,749	116,727	—	124,476
Long-term derivative instruments	—	—	555	—	555
Deferred tax liabilities	102,978	6,648	2,164	—	111,790
Other long-term liabilities	7,566	—	—	—	7,566
Total liabilities	866,255	177,639	2,035,283	(15,376)	3,063,801
Equity:
Equity	447,366	975,060	1,010,214	(1,985,274)	447,366
Noncontrolling interests	—	—	5,719	1,057,336	1,063,055
Total equity	447,366	975,060	1,015,933	(927,938)	1,510,421
Total liabilities and equity	$1,313,621	$1,152,699	$3,051,216	$(943,314)	$4,574,222

MEMORIAL RESOURCE DEVELOPMENT CORP.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS

	December 31, 2014
	Parent	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
	(In thousands)
ASSETS
Current assets:
Cash and cash equivalents	$2,241	$3,762	$970	$(1,015)	$5,958
Accounts receivable - trade	5,995	44,952	83,346	(2,717)	131,576
Accounts receivable - affiliates	10,047	—	28	(10,075)	—
Short-term derivative instruments	131,471	—	208,585	—	340,056
Prepaid expenses and other current assets	5,833	7,993	14,201	—	28,027
Total current assets	155,587	56,707	307,130	(13,807)	505,617
Property and equipment, net	16,601	1,050,722	2,470,333	—	3,537,656
Long-term derivative instruments	123,567	—	311,802	—	435,369
Investments in subsidiaries	1,139,792	—	—	(1,139,792)	—
Other long-term assets	14,124	5,660	100,521	(5,400)	114,905
Total assets	$1,449,671	$1,113,089	$3,189,786	$(1,158,999)	$4,593,547

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$6,245	$107,068	$114,584	$(3,125)	$224,772
Accounts payable - affiliates	—	3,638	6,409	(9,423)	624
Revenues payable	—	27,242	30,110	—	57,352
Short-term derivative instruments	—	—	3,289	—	3,289
Total current liabilities	6,245	137,948	154,392	(12,548)	286,037
Long-term debt	783,000	—	1,595,413	—	2,378,413
Asset retirement obligations	—	9,830	112,701	—	122,531
Deferred tax liabilities	69,431	—	30,986	(5,400)	95,017
Other long-term liabilities	8,585	—	—	—	8,585
Total liabilities	867,261	147,778	1,893,492	(17,948)	2,890,583
Equity:
Equity	582,410	965,311	1,290,734	(2,256,045)	582,410
Noncontrolling interests	—	—	5,560	1,114,994	1,120,554
Total equity	582,410	965,311	1,296,294	(1,141,051)	1,702,964
Total liabilities and equity	$1,449,671	$1,113,089	$3,189,786	$(1,158,999)	$4,593,547

MEMORIAL RESOURCE DEVELOPMENT CORP.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS

	Three Months Ended March 31, 2015
	Parent	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
	(In thousands)
Revenues:
Oil & natural gas sales	$—	$87,023	$91,949	$—	$178,972
Other revenues	—	—	869	—	869
Total revenues	—	87,023	92,818	—	179,841

Costs and expenses:
Lease operating	—	5,222	40,478	—	45,700
Gathering, processing and transportation	—	14,763	8,220	—	22,983
Pipeline operating	—	—	446	—	446
Exploration	—	726	90	—	816
Production and ad valorem taxes	—	2,775	6,655	—	9,430
Depreciation, depletion and amortization	968	39,564	51,266	—	91,798
Impairment of proved oil and natural gas properties	—	—	251,347	—	251,347
Incentive unit compensation expense	10,224	—	—	—	10,224
General and administrative	10,925	2,051	14,511	—	27,487
Accretion of asset retirement obligations	—	123	1,634	—	1,757
(Gain) loss on commodity derivatives	(108,190)	—	(145,459)	—	(253,649)
Total costs and expenses	(86,073)	65,224	229,188	—	208,339
Operating income (loss)	86,073	21,799	(136,370)	—	(28,498)

Other income (expense):
Interest expense, net	(9,757)	—	(28,817)	—	(38,574)
Equity earnings from subsidiaries	7,021	—	—	(7,021)	—
Other, net	—	(49)	160	—	111
Total other income (expense)	(2,736)	(49)	(28,657)	(7,021)	(38,463)
Income before income taxes	83,337	21,750	(165,027)	(7,021)	(66,961)
Income tax benefit (expense)	(37,445)	(10,113)	2,370	—	(45,188)
Net income (loss)	45,892	11,637	(162,657)	(7,021)	(112,149)
Net income (loss) attributable to noncontrolling interest	—	—	159	(158,200)	(158,041)
Net income (loss) attributable to Memorial Resource Development Corp.	$45,892	$11,637	$(162,816)	$151,179	$45,892

MEMORIAL RESOURCE DEVELOPMENT CORP.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS

	Three Months Ended March 31, 2014
	Parent	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Combined & Consolidated
	(In thousands)
Revenues:
Oil & natural gas sales	$—	$87,733	$115,977	$—	$203,710
Other revenues	—	3	908	—	911
Total revenues	—	87,736	116,885	—	204,621

Costs and expenses:
Lease operating	—	3,235	30,120	—	33,355
Gathering, processing and transportation	—	8,557	5,563	—	14,120
Pipeline operating	—	—	489	—	489
Exploration	—	140	6	—	146
Production and ad valorem taxes	—	2,573	6,011	—	8,584
Depreciation, depletion and amortization	—	25,129	32,550	—	57,679
Incentive unit compensation expense	—	—	1,023	—	1,023
General and administrative	—	6,982	10,757	—	17,739
Accretion of asset retirement obligations	—	130	1,391	—	1,521
(Gain) loss on commodity derivatives	—	12,716	46,766	—	59,482
(Gain) loss on sale of properties	—	—	(110)	—	(110)
Other, net	—	—	(12)	—	(12)
Total costs and expenses	—	59,462	134,554	—	194,016
Operating income (loss)	—	28,274	(17,669)	—	10,605

Other income (expense):
Interest expense, net	—	(17,974)	(16,078)	—	(34,052)
Equity earnings from subsidiaries	—	(3,260)	—	3,260	—
Other, net	—	31	—	—	31
Total other income (expense)	—	(21,203)	(16,078)	3,260	(34,021)
Income before income taxes	—	7,071	(33,747)	3,260	(23,416)
Income tax benefit (expense)	—	(25)	(75)	—	(100)
Net income (loss)	—	7,046	(33,822)	3,260	(23,516)
Net income (loss) attributable to noncontrolling interest	—	—	55	(31,943)	(31,888)
Net income (loss) attributable to Memorial Resource Development Corp.	$—	$7,046	$(33,877)	$35,203	$8,372

MEMORIAL RESOURCE DEVELOPMENT CORP.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS

	Three Months Ended March 31, 2015
	Parent	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
	(In thousands)
Net cash provided by (used in) operating activities	$16,404	$82,434	$71,963	$1,015	$171,816

Cash flows from investing activities:
Acquisitions of oil and natural gas properties	—	—	(3,305)	—	(3,305)
Additions to oil and gas properties	—	(86,619)	(74,375)	—	(160,994)
Additons to restricted investments	—	—	(1,426)	—	(1,426)
Additions to other property and equipment	(1,687)	(260)	—	—	(1,947)
Investment in subsidiaries	(5,580)	—	—	5,580	—
Distribution from subsidiaries	78,076	—	—	(78,076)	—
Net cash used in investing activities	70,809	(86,879)	(79,106)	(72,496)	(167,672)

Cash flows from financing activities:
Advances on revolving credit facility	104,000	—	166,000	—	270,000
Payments on revolving credit facility	(143,000)	—	(5,000)	—	(148,000)
Repayment of senior notes	—	—	(2,914)	—	(2,914)
Deferred finance costs	—	—	(10)	—	(10)
Capital contributions	—	3,668	1,912	(5,580)	—
Distribution to equity owners	—	—	(46,315)	46,315	—
Distribution to noncontrolling interests	—	—	—	(46,239)	(46,239)
Distributions to MRD	—	—	(78,000)	78,000	—
MRD equity repurchases	(50,000)	—	—	—	(50,000)
MEMP equity repurchases	—	—	(28,420)	—	(28,420)
Other	—	—	(7)	—	(7)
Net cash provided by financing activities	(89,000)	3,668	7,246	72,496	(5,590)
Net change in cash and cash equivalents	(1,787)	(777)	103	1,015	(1,446)
Cash and cash equivalents, beginning of period	2,241	3,762	970	(1,015)	5,958
Cash and cash equivalents, end of period	$454	$2,985	$1,073	$—	$4,512

MEMORIAL RESOURCE DEVELOPMENT CORP.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS

	Three Months Ended March 31, 2014
	Parent	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Combined & Consolidated
	(In thousands)
Net cash provided by (used in) operating activities	$—	$51,864	$52,077	$—	$103,941

Cash flows from investing activities:
Acquisitions of oil and natural gas properties	—	—	(173,000)	—	(173,000)
Additions to oil and gas properties	—	(75,227)	(58,973)	—	(134,200)
Additons to restricted investments	—	—	(826)	—	(826)
Additions to other property and equipment	—	(31)	—	—	(31)
Investment in subsidiaries	—	(4,146)	—	4,146	—
Distribution from subsidiaries	—	4,993	—	(4,993)	—
Other	—	(3)	(301)	—	(304)
Net cash used in investing activities	—	(74,414)	(233,100)	(847)	(308,361)

Cash flows from financing activities:					—
Advances on revolving credit facility	—	108,000	235,000	—	343,000
Payments on revolving credit facility	—	(40,000)	(39,000)	—	(79,000)
Deferred finance costs	—	(895)	(267)	—	(1,162)
Capital contributions	—	—	4,146	(4,146)	—
Contributions related to sale of assets to NGP affiliate	—	—	1,165	—	1,165
Distribution to equity owners	—	—	(36,078)	36,078	—
Distribution to noncontrolling interests	—	—	—	(31,085)	(31,085)
Distribution related to assets aquired from NGP affiliates	—	(63,389)	(3,304)	—	(66,693)
Other	—	—	(7)	—	(7)
Net cash provided by financing activities	—	3,716	161,655	847	166,218
Net change in cash and cash equivalents	—	(18,834)	(19,368)	—	(38,202)
Cash and cash equivalents, beginning of period		48,619	29,102		77,721
Cash and cash equivalents, end of period	$—	$29,785	$9,734	$—	$39,519

Note 17. Subsequent Events

MRD Common Stock Repurchase Approval

For additional information, see Note 9.

MRD Borrowing Base Reaffirmed

For additional information, see Note 8.

MRD Sale of Oil and Natural Gas Properties in Colorado and Wyoming

For additional information, see Note 3.

MRD and PennTex Midstream Agreements

For additional information, see Note 13.